UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2004

GOLDSPRING, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8585 East Hartford Drive, Suite 400, Scottsdale, Arizona 85255 (Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 505-4040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-10.5
Ex-10.6
Ex-10.7
Ex-10.8
Ex-99.1

Item 1.01. Entry into a Material Definitive Agreement.

     Reference is made to various agreements entered into by the Company and further described under Item 3.02 of this Current Report on Form 8-K. The disclosure contained in Item 3.02 is hereby incorporated by reference into this Item 1.01, and such agreements have been filed as exhibits to this Report.

Item 3.02. Unregistered Sales of Equity Securities.

     Effective November 30, 2004, the Company restructured securities issued in its $10.0 million private placement transaction completed during March 2004 (the “March Offering”). In connection with the restructuring, the Company exchanged approximately 21.8 million shares of common stock and approximately 21.8 million warrants to purchase shares of common stock issued to the investors in the March Offering for 8% convertible notes in the aggregate principal amount of approximately $11.1 million and four-year warrants to purchase approximately 27.8 million shares of common stock at an exercise price of $0.20 per share, which is subject to anti-dilution adjustment. The principal amount of the convertible notes consist of the original $10.0 million investment plus approximately $1.1 million of accrued penalties associated with the delay in effectiveness of the Company’s pending registration statement covering the resale of the shares of common stock held by the investors.

     The 8% convertible notes mature in November 2006. The Company must make monthly payments of 102% of 1/20th of the initial principal amount, together with accrued interest. The Company will have the option to repay such amounts in shares of the Company’s common stock at a conversion rate equal to 85% of the average of the five lowest closing bid prices of the Company’s common stock during the 20 trading days preceding each payment date. The Company may prepay the outstanding principal amount by paying the holders of the notes 115% of the then-outstanding principal amount. Each holder of notes may convert the notes into shares of common stock at an initial conversion price of $0.20 per share, which is subject to anti-dilution adjustment. During the first 20 days following the closing date, the conversion price may be reduced to a price equal to 70% of the average of the five lowest closing prices of the Company’s common stock during the 20 trading days preceding the closing date.

     The Company has agreed to amend its pending registration statement to cover the resale of shares of common stock issuable upon conversion of the notes and issuable upon exercise of the warrants.

     The Company exchanged the shares and warrants with the approximately 40 investors in reliance upon the exemptions provided by (a) Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange; and (b) Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

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     On December 7, 2004, the Company issued a press release announcing the terms of the restructuring. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number

10.5	Subscription Agreement, dated as of November 30, 2004 by and among the Registrant and the subscriber parties thereto.

10.6	Form of Convertible Note, dated as of November 30, 2004 issued by the Registrant to the subscribers.

10.7	Form of Class B Common Stock Purchase Warrant, dated as of November 30, 2004 issued by the Registrant to the subscribers.

10.8	Funds Escrow Agreement, dated as of November 30, 2004 among the Registrant, the subscriber parties thereto, and the escrow agent.

99.1	Press release from GoldSpring, Inc. dated December 7, 2004 titled “GoldSpring, Inc. Announces Financial Restructuring.”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2004	GOLDSPRING, INC.

	By:	/s/ Robert T. Faber

Robert T. Faber President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number

10.5	Subscription Agreement, dated as of November 30, 2004 by and among the Registrant and the subscriber parties thereto.

10.6	Form of Convertible Note, dated as of November 30, 2004 issued by the Registrant to the subscribers.

10.7	Form of Class B Common Stock Purchase Warrant, dated as of November 30, 2004 issued by the Registrant to the subscribers.

10.8	Funds Escrow Agreement, dated as of November 30, 2004 among the Registrant, the subscriber parties thereto, and the escrow agent.

99.1	Press release from GoldSpring, Inc. dated December 7, 2004 titled “GoldSpring, Inc. Announces Financial Restructuring.”

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